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                                                                       EXHIBIT A

                                  AMENDMENT TO
                         EXECUTIVE MANAGEMENT AGREEMENT



     This Amendment (this "Amendment") to the Executive Management Agreement dated as of July 1, 1994 (the "Agreement") by and between MagneTek, Inc. (the "Company") a Delaware corporation, and The Spectrum Group, Inc. ("Spectrum"), a California corporation, is effective as of January 25, 1995.


                              W I T N E S S E T H:


     WHEREAS, the Company and Spectrum entered into the Agreement dated as of July 1, 1994; and

     WHEREAS, the Company and Spectrum now desire to amend the Agreement on the terms and conditions set forth herein.


                                A G R E E M E N T


     NOW, THEREFORE, the Company and Spectrum, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     1. Section 2.A. of the Agreement is hereby amended in its entirety and restated to read as follows:
               A. In consideration for the executive management services to be provided by Spectrum to the Company, during the term of this Agreement the

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          Company shall pay and Spectrum shall be entitled to receive $732,000 per Company fiscal year, payable in monthly installments of $61,000, such monthly payments to be made in advance commencing on the date hereof and continuing thereafter and on the first day of each succeeding month. In addition, Spectrum shall also be entitled to reimbursement for all reasonable and allocable costs (including but not limited to office rent and secretarial support) and all reasonable out-of-pocket expenses (including but not limited to telephone, fax, overnight delivery, postage, meals and travel) incurred by Spectrum or its personnel, payable by the Company when billed by Spectrum, in connection with the performance of Spectrum's duties hereunder. The fee payable to Spectrum hereunder shall be adjusted at the commencement of each of the Company's fiscal years (July 1st) subsequent to the effective date hereof to reflect the cumulative increase in the Consumer Price Index for the metropolitan Los Angeles-Long Beach area, as reported by the U.S. Department of Labor, Bureau of Labor Statistics, during the directly preceding fiscal year and thereafter shall be adjusted at the commencement of each renewal


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          period to reflect the cumulative increase in such Consumer Price Index during the prior renewal period.

     2. Except as set forth herein, the Agreement remains unaffected and in full force and effect.

     3. Section 5 of the Agreement is hereby incorporated into this Amendment by reference, except that the address for notice to the Company pursuant to
Section 5.A. shall be:

                    MagneTek, Inc.
                    26 Century Boulevard
                    P.O. Box 290159
                    Nashville, TN  37229-0159
                    Attention: General Counsel


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date above written.



                              MAGNETEK, INC.



                              By:
                                  ---------------------------


                              THE SPECTRUM GROUP, INC.



                              By:
                                  ---------------------------


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